UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2006

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Colorado	00028489	84 - 1521955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Technology Center of New Jersey, 675 Route 1, Suite 119 North Brunswick, NJ	08902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 497-7555
212 Carnegie Center #206, Princeton, NJ, 08546
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 29, 2006, the Board of Directors of the Registrant appointed Mr. Martin Wade, age 56, as a Director of the Registrant.

Since August 2001, Mr. Wade has served as Chief Executive Officer of International Microcomputer Software Inc., a software development and publishing firm. Since May 2000, Mr. Wade has also served as Chief Executive Officer of Bengal Capital Partners, LLC, a merger and acquisition firm. Mr. Wade is currently a Director of International Microcomputer Software Inc. [OTC], Alliance One, Inc. [NYSE], Nexmed [OTC] and is a Director and Chairman of the Audit Committee for Command Security Corp. [OTC]. From April 2000 until December 2001, Mr. Wade served as Chief Executive Officer, Executive Vice President and Director of Digital Creative Development Corporation, an acquisition and investment company. From June 1998 until April 2000, he was Managing Director of Investment Banking for Prudential Securities, Inc., the securities subdivision of Prudential Insurance. Prior to joining Prudential Securities, Inc. in 1998, Mr. Wade served in progressive management roles with Bankers Trust Company, Lehman Brothers, CJ Lawrence, Morgan Grenfell, Price Waterhouse Company and Salomon Brothers over a 23 year period. Mr. Wade has had substantial experience in mergers and acquisitions, corporate finance and investment banking throughout his career. Mr. Wade received a Master of Business Administration in Finance from the University of Wyoming in 1975 and a Bachelor of Science in Business Administration from West Virginia University in 1971. From 1971 through 1975, Mr. Wade was a Captain in the United States Air Force.

Mr. Wade’s appointment to the Board of Directors of the Registrant fills the vacancy created by the death of Mr. Scott Flamm in January 2006.

Item 9.01.  Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2006

ADVAXIS, INC.

By:	/s/ Roni Appel
Name: Roni Appel
Title: Chief Executive Officer